Exhibit 10.1

THIS CONVERTIBLE NOTE AND THE SHARES OF COMMON STOCK OF IMPACT DIAGNOSTICS, INC. INTO WHICH THIS CONVERTIBLE NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) MAKER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS CONVERTIBLE NOTE OR OF SUCH COMMON STOCK WHICH OPINION AND COUNSEL ARE SATISFACTORY TO MAKER, THAT THE CONVERTIBLE NOTE OR SHARES MAY BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW.

IMPACT DIAGNOSTICS, INC.

6% CONVERTIBLE PROMISSORY NOTE

Due July 15, 2007

$350,000	As of July 23, 2004

FOR VALUE RECEIVED, Impact Diagnostics, Inc., a Utah corporation (“Maker”), with its principal offices at 5792 South 900 East, Suite B, Salt Lake City, Utah 84121, does hereby unconditionally promise to pay to the order of James H. Donell, Receiver, as receiver of Citadel Capital Management, Inc. (“Payee”), with principal offices at 12121 Wilshire Boulevard, Suite 200, Los Angeles, California 90025, the principal sum of THREE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($350,000) on July 15, 2007 (the “Maturity Date”) together with all accrued and unpaid interest.  Interest shall accrue from the date hereof and shall be payable on the principal amount hereof at the rate of six percent (6%) per annum.  The Company shall pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing October 15, 2004.

This Convertible Note and the warrant issued by Maker on the date hereof to Payee to purchase 89,500 shares of Common Stock of Maker (the “Warrant”) are issued in exchange and settlement of all obligations of Maker under a promissory note in the original principal amount of $578,000 made on or about June 8, 2001 by Maker to Payee and said original note is now null and void and of no further effect and has been surrendered to Maker for cancellation and replacement and all debts and obligations under said original note are fully extinguished.

1.                                       Interest.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Prepayment.  Maker may prepay, at any time, all or any portion of this Convertible Note, together with all accrued and unpaid interest thereon, without premium or penalty; provided that Maker shall have first given to Payee ten (10) days notice of such prepayment.

3.                                       Conversion of Convertible Note.

3.1                                 By Payee.

(a)                                  Payee shall have the right, at its option, at any time or from time to time after the date hereof prior to the Maturity Date, to convert the principal amount and any unpaid interest hereof, in whole or in part, into fully-paid and non-assessable shares of common stock, par value $0.001 per share, of Maker (the “Common Stock”).  The number of shares of Common Stock issuable upon conversion of this Convertible Note shall be equal to the quotient of the principal amount of this Convertible Note (or the portion thereof), plus all accrued and unpaid interest, submitted for conversion, divided by the Conversion Ratio (as defined below), subject to adjustment as provided in Section 3.8.  As used herein, the term “Conversion Ratio” shall mean $0.84, or, in the event an adjustment of such ratio has occurred pursuant to Section 3.8, then such ratio as last adjusted.

(b)                                 Notwithstanding any other provision hereof, should Maker give notice of its intent to prepay this Convertible Note pursuant to Section 2 hereof, Payee shall be entitled to convert the principal amount hereof into shares of Common Stock, at any time before the close of business on the date that is one business day before the date fixed for such prepayment, in accordance with the terms of this Convertible Note.

(c)                                  In order to exercise the conversion right set forth in this Section 3.1, Payee shall surrender this Convertible Note during regular business hours at the office of Maker stated above, accompanied by written notice to Maker that Payee elects to convert a stated portion of the unpaid principal amount hereof.  Such notice shall also state the name(s) (with addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued.  This Convertible Note, upon surrender for conversion, shall, unless the shares issuable upon conversion are to be issued in the name of Payee, be accompanied by proper assignments for transfer.  As promptly as practicable after the receipt of such notice and the surrender of this Convertible Note, but subject to the provisions of Section 3.4 hereof, Maker shall deliver or cause to be delivered at said office to Payee, or on Payee’s written order, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock issued upon conversion of this Convertible Note.  Certificates evidencing the shares of Common Stock issued upon conversion of this Convertible Note shall bear a legend similar to the legend on the face of this Convertible Note.  Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on with such notice shall have been received by Maker and this Convertible Note shall have been surrendered (the “Date of Conversion”), and at such time, the rights of Payee shall cease with respect to the portion of principal converted, and the person(s) in whose name(s) any certificates for shares of Common Sock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares represented thereby, unless the stock transfer books of Maker shall be closed on that date, in which event such person(s) shall be deemed to have become such holder(s) of record on the next succeeding day on which such stock transfer books are open.  Simultaneously with the delivery of the shares of Common Stock as provided herein, Maker shall execute and deliver to Payee a new convertible note in principal amount equal to the unconverted portion, if any, of this Convertible Note.  Appropriate adjustment shall be made in such new Convertible Note to reflect the partial conversion of the principal amount hereof.

3.2                                 Conversion By Maker.

(a)                                  Maker shall have the right at any time to require Payee to convert this Convertible Note, plus any accrued but unpaid interest hereon, into Common Stock at the applicable Conversion Ratio, provided that (i) the Common Stock has traded at or above $0.98 per share (the “Forced Conversion Price”) for 10 consecutive Trading Days, and (ii) a registration statement covering the Common Stock into which this Convertible Note is to be converted filed under the Act has been declared effective by the Securities and Exchange Commission (the “Commission”).  For purposes of this Convertible Note, a Trading Day is defined as (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a business day.  For purposes of this Convertible Note, a Trading Market means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

(b)                                 If Maker has required Payee to convert this Convertible Note pursuant to Section 3.2(a), this Convertible Note shall automatically be deemed cancelled and of no further force and effect.  Notwithstanding the preceding sentence, Payee shall surrender this Convertible Note during regular business hours at the office of Maker stated above.  As promptly as practicable after the surrender of this Convertible Note, but subject to the provisions of Section 3.4 hereof, Maker shall deliver or cause to be delivered at said office to Payee, or on Payee’s written order, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock issued upon conversion of this Convertible Note pursuant to Section 3.2(a).

3.3                                 Adjustment for Accrued Interest; Dividends.  At Maker’s option, upon conversion of this Convertible Note, Maker may either (a) adjust the number of shares of Common Stock into which this Convertible Note may be converted for interest accrued on this Convertible Note since the last preceding interest payment date (the “Accrued Interest”), or (b) pay the Accrued Interest to Payee in cash; provided, however, that in the event that Maker shall have failed to make any payment on interest under this Convertible Note when due, the aggregate amount of unpaid interest in arrears shall be added to the principal amount of this Convertible Note to be converted into Common Stock upon any conversion under this Section 3.  Any dividends declared or issued or cash distributions made with respect to the Common Stock prior to conversion of this Convertible Note by Payee shall not be credited to Payee upon the conversion of this Convertible Note.

3.4                                 No Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Convertible Note.  In the event that the principal amount to be converted stated in the notice shall result in the issuance of a fractional share of Common Stock, the amount to be converted shall be rounded to the nearest whole number of shares to prevent the issuance of such fractional share.

3.5                                 Certificates for Shares.  The issuance of certificates for shares of Common Stock upon the conversion of this Convertible Note shall be made without charge to Payee for any documentary, stamp or similar issue in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, Payee.  Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other that that of Payee, and no such issue or transfer and delivery shall be made unless and until the person requesting such transfer has paid to Maker the amount of any such tax or has established to the satisfaction of Maker that such tax has been paid.

3.6                                 Representations and Warranties.  By acceptance hereof, Payee acknowledges that Payee is aware that this Convertible Note and the shares of Common Stock issuable to Payee have not been registered under the Act.  In this connection, Payee warrants and represents to Maker that Payee’s acquisition of this Convertible Note and, upon conversion of this Convertible Note, his acquisition of shares of Common Stock, are and will be acquired by Payee for investment and not with a view to or for sale in connection with any distribution thereof or with any intention of distributing or selling them, and he does not currently have reason to anticipate any change in circumstances or any particular occasion or event which would cause him to sell any of such securities.

3.7                                 Adjustments.  The Conversion Ratio, Forced Conversion Price and the number of shares of Common Stock or amount of any other securities and property as hereinafter provided into which this Convertible Note is convertible shall be subject to adjustment from time to time effective upon each occurrence of any of the following events.  In case by reason of the operation of this Section 3.7, this Convertible Note shall be convertible into any other shares of stock or other securities or property of Maker or of any successor of Maker, or any Parent of any of the foregoing, any reference herein to the conversion of this Convertible Note shall be deemed to refer to and include the conversion of this Convertible Note for such other shares of stock or other securities or property.  Without limiting the foregoing, Maker agrees that upon completion of the proposed merger of Maker and a subsidiary of Grant Ventures, Inc. (“Grant”), this Convertible Note will be convertible into shares of Common Stock of Grant at the Conversion Price or Forced Conversion Price then in effect.

(a)                                  If Maker shall declare or pay any dividend with respect to its Common Stock payable in shares of Common Stock, subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or reduce the number of shares of Common Stock outstanding (by stock split, reverse stock split, reclassification or otherwise than by repurchase of its Common Stock) (any of such events being hereinafter called a “Stock Split”), the Conversion Ratio and Forced Conversion Price shall be appropriately adjusted so as to entitled Payee to receive upon conversion of this Convertible Note, for the same aggregate consideration provided herein, the same number of shares of Common Stock as Payee would have received as a result of such Stock Split had Payee converted this Convertible Note in full immediately prior to such Stock Split.  Payee acknowledges that Maker has effected a 3.58:1 stock split effective July 6, 2004 and that the Conversion Ratio and Forced Conversion Price set forth herein have already been adjusted to take into account such stock split and no further adjustment otherwise required pursuant to this Section 3.7 for such stock split shall be required or effected.

(b)                                 If Maker shall merge or consolidate with or into one or more entities and Maker is the sole surviving entity, or Maker shall adopt a plan of recapitalization or reorganization in which shares of Common Stock are exchanged for or changed into another class of stock or other security of Maker, Payee shall, for the same aggregate consideration provided herein, be entitled upon conversion of this Convertible Note to receive, in lieu of the number of shares of Common Stock into which this Convertible Note would otherwise be convertible, the number of shares of Common Stock or other securities to which Payee would have been entitled pursuant to the terms of the agreement or plan of merger, consolidation, recapitalization or reorganization had Payee converted this Convertible Note in full immediately prior to such merger, consolidation, recapitalization or reorganization.

(c)                                  If Maker is merged or consolidated with or into one of more entities under circumstances in which Maker is not the sole surviving entity, or if Maker sells or otherwise disposes of substantially all of its assets, and in connection with any such merger, consolidation or sale the holders of shares of Common Stock receive stock or other securities convertible into equity of the surviving or acquiring entities, after the effective date of such merger, consolidation or sale, as the case may be, Payee shall, for the same aggregate consideration provided herein, be entitled upon conversion of this Convertible Note to receive, in lieu of shares of Common Stock into which this Convertible Note would otherwise be convertible, shares of such stock or other securities as Payee would have received pursuant to the terms of the merger, consolidation or sale had Payee converted this Convertible Note in full immediately prior to such merger, consolidation or sale.  In the event of any merger, consolidation or sale as described in this Section 3.8(c), provision shall be made in connection therewith for the surviving or acquiring entities to assume all obligations and duties of Maker hereunder or to issue a substitute Convertible Note in lieu of this Convertible Note with all such changes and adjustments in the number or kind of shares of Common Stock or other securities or property thereafter subject to this Convertible Note or in the Conversion Ratio as shall be required in connection with this Section 3.7.

(d)                                 If Maker shall declare or pay any dividend, or make any distribution, with respect to its Common Stock that is payable in preferred stock or other securities or rights to subscribe for or purchase any security of Maker other than Common Stock, or that is payable in debt securities of Maker convertible into shares of Common Stock, preferred stock or other equity securities of Maker, Payee shall, for the same aggregate consideration provided herein, be entitled to receive upon conversion of this Convertible Note in lieu of the shares of Common Stock into which this Convertible Note would otherwise be convertible, the same amount of shares of Common Stock, preferred stock and other securities or rights to subscribe for or purchase any security as Payee would have received had Payee converted this Convertible Note in full immediately prior to any such dividend or distribution.

4.                                       Reservation of Capital Stock.  Maker shall (i) at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon conversion of this Convertible Note as provided in Section 3 hereof, such number of shares of Common Stock as shall then be issuable upon the conversion of the maximum amount of principal and interest convertible pursuant to this Convertible Note; and (ii) all the shares of Common Stock which shall be so issuable upon conversion of this Convertible Note shall be duly and validly issued and fully paid and non-assessable.

5.                                       Piggyback Registration Rights.

(a)                                  If Maker shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Act of any of its common stock (other than on Form S-4 or Form S-8 (each as promulgated under the Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then Maker shall send to Payee a written notice of such determination and, if within ten (10) days after receipt by Payee, Maker shall receive a request in writing from Payee, Maker shall include in such registration statement all or any part of the Common Stock issued to Payee upon conversion of this Convertible Note that Payee requests to be registered; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Maker determines for any reason not to proceed with such registration, Maker will be relieved of its obligation to register any Common Stock of Payee in connection with such registration, and (ii) in case of a determination by Maker to delay registration of its securities, Maker will be permitted to delay the registration of the Common Stock of Payee for the same period as the delay in registering such other securities, in any such case without any obligation or liability to Payee.  If Payee elects to include Common Stock in a registration statement pursuant to this Section 5(a), Payee shall sell such Common Stock on the same terms and conditions upon which the equity securities of Maker or others are being sold pursuant to such registration statement.

(b)                                 Notwithstanding anything in this Section 5 to the contrary, with respect to any registration described in this Section 5 that is an underwritten registration of Maker’s securities for Maker’s own account, if the managing underwriter advises Maker that the inclusion of some or all of the Common Stock of Payee requested to be included in such registration pursuant to Section 5(a) would interfere with the successful marketing (including pricing) of the equity securities of Maker to be registered by Maker, then the number of shares to be included in any such registration shall be included in the following order: (i) first, the shares to be registered by Maker; (ii) second, any securities of other holders who are entitled to include securities in such registration on a pro-rata basis based on such holders’ respective percentage ownership of Maker on a fully-diluted basis; and (iii) third, the Common Stock and Warrant Shares (as defined in the Warrant) of Payee requested to be included in such registration pursuant to Section 5(a) of this Convertible Note and Section 15(a) of the Warrant, respectively, on a pro-rata basis based on Payee’s percentage ownership of the Company on a fully-diluted basis.

(c)                                  Notwithstanding anything in this Section 5 to the contrary, with respect to any registration described in this Section 5 that is an underwritten registration of Maker’s securities for the account of other holders of such securities (the “Other Holders”), if the managing underwriter advises Maker that the inclusion of some or all of the Common Stock of Payee requested to be included in such registration pursuant to Section 5(a) would interfere with the successful marketing (including pricing) of the equity securities of Maker to be registered by Maker, then the number of shares to be included in any such registration shall be included in the following order: (A) first, the securities of the Other Holders; (B) second, any shares to be registered by Maker for its own account; (iii) third, the Common Stock and Warrant Shares of Payee requested to be included in such registration pursuant to Section 5(a) of this Convertible Note and Section 15(a) of the Warrant, respectively, on a pro-rata basis based on Payee’s percentage ownership of Maker on a fully-diluted basis, and (iv) fourth, securities of all other holders who are entitled to include securities in such registration, on a pro-rata basis based on such holders’ respective percentage ownership of Maker on a fully-diluted basis.

(d)                                 All fees and expenses incident to any registration described in this Section 5 shall be borne by Maker, other than fees and expenses of counsel or any other advisor retained by Payee and discounts, fees and commissions (including, without limitation, any underwriters’ discounts, fees and commissions) with respect to the sale of any Common Stock or Warrant Shares by Payee.

6.                                       Events of Default.

6.1                                 Failure to Pay.  If Maker shall fail to pay any principal of, or interest on, this Convertible Note within thirty (30) days after Maker’s receipt of written notice of such failure, then Payee, by written notice to Maker, may declare this Convertible Note to be, and the same thereupon shall become, immediately due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are expressly waived.

6.2                                 Bankruptcy.  If any one of the following events shall occur and be continuing:

(a)                                  Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or

(b)                                 an involuntary case or other proceeding shall be commenced against Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Maker under the federal bankruptcy laws as now or hereafter in effect;

then, in any such event, this Convertible Note immediately shall become due and payable without presentment, demand, protest or notice or formality of any kind, all of which hereby are expressly waived.

7.                                       Miscellaneous.

7.1                                 Binding Effect.  This Convertible Note shall be binding and inure to the benefit of Payee and Payee’s successors and assigns.  This Convertible Note shall be binding upon Maker and its successors and assigns, whether by merger or otherwise.

7.2                                 Waiver; Amendment.  No waiver of any provision of this Convertible Note shall in any event be effective unless the same shall be in writing and signed by the waiving party and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.  No course of dealing and no delay on the part of Payee in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Payee’s rights, powers or remedies.  This Convertible Note shall not be amended unless in writing signed by Payee and Maker.

7.3                                 Notices.  All notices, requests, consents and demands shall be made in writing and shall be mailed, registered or certified mail, postage prepaid, to Maker at Maker’s address first above written, or to Payee at Payee’s address first above written, or to such other address as may be furnished in writing to the other party hereto.  Notices hereunder shall be effective when received.

7.4                                 Transfer.  Payee shall not transfer, sell or otherwise dispose of this Convertible Note without the prior written consent of Maker, which consent shall not be unreasonably withheld.  Upon any permissibletransfer hereof, the transferor shall (i) endorse hereon the date to which interest shall have been paid hereon and the remaining unpaid principal balance hereof, and (ii) notify Maker in writing of the name and address of the transferee, and until Maker shall receive such notice, Maker may continue to treat the last previous holder of this Convertible Note, as shown by its records, as the owner hereof for all purposes.

7.5                                 Loss or Theft.  Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Convertible Note and, in case of loss, theft or destruction, of an indemnity satisfactory to it and upon reimbursement thereto and, if mutilated, upon surrender and cancellation of this Convertible Note, Maker will make and deliver in lieu of this Convertible Note and new convertible note of like tenor.

7.6                                 Governing Law; Jurisdiction.  This Convertible Note shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof.  The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Convertible Note shall be brought solely in a state court located in the State of California or a federal court located in the Central District of California.  By its execution hereof, Maker, and by its acknowledgement of this Convertible Note, Payee, hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the Central District of California and the State of California, respectively, and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them, return receipt requested, with the same full force and effect as if personally served upon them in the State of California. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

IN WITNESS WHEREOF, Maker has duly caused this Note to be signed on its behalf, in its company name and by its duly authorized officer as of the date first set forth above.

IMPACT DIAGNOSTICS, INC.

By:
Name:
Title:

Acknowledged by:

JAMES H. DONELL, RECEIVER

By:
Name:
Title: